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                                                             EXHIBIT 99.8(p)(vi)

                   AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 28th day of March 2002, by and among MFS(R) Variable Insurance Trust sm, Minnesota Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on October 1, 2006.

                                        MINNESOTA LIFE INSURANCE COMPANY

                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                        Title: Vice President


                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE PORTFOLIOS
                                        By its authorized officer and not
                                        individually,


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

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                                                           As of October 1, 2006

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

 NAME OF SEPARATE ACCOUNT AND DATE                                              SHARE CLASS
           ESTABLISHED BY                       POLICIES FUNDED             (INITIAL OR SERVICE               PORTFOLIOS
         BOARD OF DIRECTORS                   BY SEPARATE ACCOUNT                  CLASS)               APPLICABLE TO POLICIES
------------------------------------   ----------------------------------   -------------------   ---------------------------------
      VARIABLE ANNUITY ACCOUNT                MULTIOPTION ACHIEVER                SERVICE         MFS INVESTORS GROWTH STOCK SERIES
                                              MULTIOPTION CLASSIC                                     MFS MID CAP GROWTH SERIES
                                              MULTIOPTION ADVISOR                                      MFS NEW DISCOVERY SERIES
                                               MULTIOPTION LEGEND                                          MFS VALUE SERIES
                                         TBA VARIABLE ANNUITY JUNE 2007

MINNESOTA LIFE VARIABLE LIFE ACCOUNT        VARIABLE ADJUSTABLE LIFE
                                           VARIABLE ADJUSTABLE LIFE -
                                                  SECOND DEATH
                                       VARIABLE ADJUSTABLE LIFE - HORIZON
                                        VARIABLE ADJUSTABLE LIFE SUMMIT
                                       VARIABLE ADJUSTABLE LIFE SURVIVOR